SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 23, 2001

STARDRIVE SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	001-15633	91-1568830

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28270 Roadside Drive, Suite 301, Agoura Hills, California		91301

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 879-0000

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On November 23, 2001, Stardrive Solutions Inc. announced that it had entered into a merger agreement with Chell Group Corporation whereby Stardrive Solutions Inc. would become a wholly owned subsidiary of Chell Group Corporation. A copy of the press release is attached as exhibit 99.1 and we incorporate it by reference.

Item 7. Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

           99.1 Press Release disseminated on November 23, 2001.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stardrive Solutions Inc.

Date: December 5, 2001	By:	/s/ David Griffith

David Griffith Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release disseminated on November 23, 2001

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